Exhibit 4.1

NUMBER	SHARES
_________	________

PARTNERS FINANCIAL CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

COMMON STOCK

THIS CERTIFIES THAT

is the owner of:

__________________________________

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF PARTNERS FINANCIAL CORPORATION

$0.01 PAR VALUE PER SHARE

The shares represented by this certificate are transferable only on the stock transfer books of Partners Financial Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate, and the shares represented hereby, are issued and shall be held subject to all the provisions of the Articles of Incorporation of Partners Financial Corporation and any amendments thereto (copies of which are on file with the Corporate Secretary of Partners Financial Corporation), to all of which provisions the holder by acceptance hereof, assents. The shares evidenced by this Certificate are not of an insurable type and are not insured by the Federal Deposit Insurance Corporation.

IN WITNESS WHEREOF, Partners Financial Corporation has caused this Certificate to be executed by the signature of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

Dated: , 200	SEAL

President		Secretary/Treasurer

For value received                                                                                   hereby sell, assign and transfer unto:

Please insert social security number

Or other identifying number of assignee:

(Please print or typewrite name and address including postal zip code of assignee)

Shares represented by the within certificate, and do hereby irrevocably constitute and appoint as the Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Date                     , 200

Signature

Notice: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular without alteration or enlargement or any change whatsoever.